EXHIBIT 23.2
                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Wolverine World Wide, Inc. 1995 Stock Incentive Plan of our report dated February 16, 1995, with respect to the consolidated financial statements and schedules of Wolverine World Wide, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
Grand Rapids, Michigan
October 25, 1995



































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